                          IMPCO Technologies, INC.
                      COMPUTATION OF NET INCOME PER SHARE
                  Six months ended October 31, 1997 and 1996
                                ---------------

                               Three months ended          Six months ended
                                   October 31,                October 31,
                            ------------------------   ------------------------
                               1997         1996          1997         1996
                            -----------  -----------   -----------  -----------
PRIMARY CALCULATION:

 Net income                 $ 1,139,603   $  640,174    $1,979,974   $1,352,588
 Dividends on
  preferred stock              (148,750)    (145,029)     (297,500)    (290,061)
                            -----------  -----------   -----------  -----------
 Net income applicable
  to common stock               990,853      495,145     1,682,474    1,062,527

 Add:  Effect of treasury
       stock on repayment
       of borrowings             55,598       117,244       84,159      190,476

 Add:  Effect of treasury
       stock on purchase of
       investments/securities      -            -           -            -
                             -----------  -----------   -----------  -----------
 Net income applicable to
  common stock for
  calculation of net
  income per share          $ 1,046,451    $  612,389    $1,766,633   $1,253,003

 Weighted average number
  of common shares
  outstanding                 5,823,246     5,686,848     5,818,917    5,683,454

 Dilutive effect of
  outstanding stock
  options and warrants (As
  determined by application
  of the modified treasury
  stock method)                 988,876     1,067,544       984,110    1,072,326
                             ----------   -----------    ----------   ----------

 Weighted average number
  of common shares, as
  adjusted for calculation
  of net income per share     6,812,122     6,754,392     6,803,027    6,755,780
                             ----------   -----------    ----------   ----------
                             ----------   -----------    ----------   ----------
 Net income per share            $0.15         $0.09         $0.26        $0.19
                             ----------   -----------    ----------   ----------
                             ----------   -----------    ----------   ----------

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


FULLY DILUTED CALCULATION:
 Net income applicable to
  common stock for
  calculation of net income
  per share before effect
  of treasury stock on
  repayment of borrowings   $ 1,139,603   $   495,145    $1,682,474   $1,062,527

 Add:  Effect of treasury
       stock on repayment
       of borrowings             37,287       117,244        34,050      190,476

 Add:  Effect of treasury
       stock on purchase of
       investments/securities       -           -              -           -
                            -----------   -----------    -----------   -----------
 Net income applicable to
  common stock for
  calculation of net
  income per share          $ 1,176,890    $  612,389    $1,716,524   $1,253,003

 Weighted average number
  of common shares
  outstanding                 5,823,246     5,686,848     5,818,917    5,683,454

Dilutive effect of
 outstanding stock
 options and warrants (As
 determined by application
 of the modified treasury
 stock method)                  988,876     1,067,544       984,110    1,072,326

Assuming conversion of
  preferred stock             1,123,489        -              -            -

                            -----------   -----------   -----------  -----------
 Weighted average number
  of common shares, as
  adjusted for calculation
  of net income per share     7,935,611     6,754,392     6,803,027    6,755,780
                            -----------   -----------   -----------  -----------
                            -----------   -----------   -----------  -----------
 Net income per share
     Primary                    $0.15        $0.09         $0.26        $0.19
     Fully-diluted              $0.15        $0.09         $0.25        $0.19
                            -----------   -----------   -----------  -----------
                            -----------   -----------   -----------  -----------


(1) The conversion of preferred stock was not assumed for the six-month period ending October 31, 1997 since its effect would be antidilutive.

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